UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CORVEX AND RELATED URGE COMMONWEALTH SHAREHOLDERS TO

REMOVE CURRENT VALUE DESTRUCTIVE TRUSTEES AND SUBSEQUENTLY

HAVE THE CHOICE TO ELECT A NEW BOARD UNDER THE LEADERSHIP OF

SAM ZELL

Support Consent Solicitation; Vote the GOLD Consent Card Today

New York, NY, February 19, 2014 – Corvex Management LP and Related Fund Management, LLC, whose separately managed investment funds collectively own approximately 9.6% of the outstanding shares of CommonWealth REIT (NYSE: CWH), today issued the following letter to shareholders of CommonWealth in connection with their consent solicitation.

Corvex and Related urge shareholders to vote the GOLD consent card and remove the entire Board of CommonWealth. Corvex and Related recently announced that Sam Zell and David Helfand have joined their slate of highly qualified trustee nominees that would replace the current value destructive Board. CommonWealth has set a record date of February 18, 2014, and the consent solicitation will be completed by March 20, 2014.

The text of the letter to CWH shareholders is as follows:

Dear Fellow Shareholders:

After one year of obstruction and litigation by the Portnoys and their beholden Trustees, you finally have an opportunity to vote on the removal of the entire Board of Trustees and put an end to almost three decades of mismanagement and value destruction at CommonWealth REIT. We urge you to seize the moment and support us to start a new chapter in CommonWealth’s history by signing, dating and returning the enclosed GOLD consent card TODAY.

SAM ZELL AND DAVID HELFAND HAVE JOINED OUR SLATE OF NOMINEES

We recently announced that Sam Zell and David Helfand have joined our slate of highly qualified trustee nominees that would replace the Portnoys’ Board:

•	Mr. Zell is recognized as a founding father of today’s public real estate industry after creating three of the most successful REITs in history: Equity Office Properties Trust (EOP), Equity Residential (EQR) and Equity LifeStyle Properties (ELS). We are honored that Mr. Zell has agreed to serve as Chairman of the new CommonWealth Board, if appointed by the new Board.

•	Mr. Helfand is Co-President of Equity Group Investments (EGI) and has previously served as Executive Vice President and Chief Investment Officer of EOP and President and CEO of ELS. We are thrilled that Mr. Helfand has agreed to serve as CommonWealth’s CEO, if appointed by the new Board.

Mr. Zell and Mr. Helfand bring exceptional investment, real estate and public company credentials to an already highly qualified slate of nominees. In addition, Mr. Zell and Mr. Helfand plan to bring to CommonWealth their highly qualified and experienced management team to execute on a value-driven strategy and utilize their expertise in turning around underperforming assets.

ACT TODAY!

COMMONWEALTH HAS SET A RECORD DATE OF FEBRUARY 18, 2014, AND OUR CONSENT SOLICITATION MUST BE COMPLETED BY MARCH 20, 2014. THERE IS NO INTERNET VOTING, SO WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED GOLD CONSENT CARD IN THE PRE-PAID ENVELOPE TODAY.

COMMONWEALTH SHAREHOLDERS HAVE A CHOICE BETWEEN TWO PATHS

We believe our consent solicitation gives shareholders a choice between two paths:

•	The Portnoy Path: A path of conflicted external management, value destruction, and the absence of accountability, with which CommonWealth shareholders are all too familiar. This is the same path that has generated for CommonWealth shareholders a cumulative total return of a mere 7% over a nearly 16-year span during which time CommonWealth paid RMR approximately $800 million in fees.[1]

OR

•	The Zell Path: A path of aligned internal management and accountability that fosters the incentives critical in building a successful company focused on the long-term creation of shareholder value. This is the philosophy that has guided Mr. Zell in the creation of three of the most successful REITs in history.

And since a picture is worth a thousand words, we are enclosing for your review a chart that compares Mr. Zell’s track record as Chairman of EOP, EQR and ELS and the Portnoys’ track record at CommonWealth.* The chart speaks for itself. We believe the choice could not be clearer!

[1]	From 7/7/1997 (the earliest date on which the Zell-chaired REITs and CWH were all public) to 2/25/2013 (the last trading day before Corvex and Related filed their initial 13-D). 2013 RMR fees reflected annualized YTD 9/30/2013 figures. Q3 2013 RMR fees include fees paid by Select Income REIT (SIR) to make the figure comparable to historically disclosed figures.

SEIZE THIS OPPORTUNITY TO TAKE BACK YOUR COMPANY

CommonWealth REIT truly needs Board members who are accountable to you, the owners of the company. Our proposed nominees – which now include Sam Zell and David Helfand – are highly qualified with wide-ranging and relevant experience. Most importantly, they bring a fresh, critical perspective and skillset that will be vital to oversee execution of a strategic plan designed to create value for ALL shareholders.

The time to act is NOW. Execute the GOLD consent card to remove the entire Board of Trustees today and unlock the substantial value embedded in CommonWealth.

We thank you for your continuing support.

Keith Meister	Jeff T. Blau
Corvex Management LP	Related Fund Management, LLC

Vote For Value Creation

Vote Against Value Destruction

Vote The Gold Consent Card

If you have any questions or need assistance voting your shares, please call today D.F. King & Co., Inc., our proxy solicitor, at (800) 714-3313. Also visit us at www.shareholdersforcommonwealth.com.

About Corvex Management LP

Corvex Management LP is an investment firm headquartered in New York, New York that engages in value-based investing across the capital structure in situations with identifiable catalysts. Corvex was founded in March 2011 and follows an opportunistic approach to investing with a specific focus on equity investments, special situations and distressed securities largely in North America.

About Related Fund Management LLC

Related Fund Management, LLC is an affiliate of Related Companies, one of the most prominent privately-owned real estate firms in the United States. Formed 40 years ago, Related is a fully integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales. Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties. For more information about Related Companies please visit www.related.com.

Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) to (1) solicit consents to remove the entire board of trustees of CommonWealth REIT (the “Removal Proposal”), and (2) elect a slate of new trustees at a special meeting of shareholders that must be promptly called in the event that the Removal Proposal is successful. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014 and Supplement No. 1 filed with the SEC on February 13, 2014.

For further information, contact:

Rupal Doshi

Corvex

(212) 474-6750

rdoshi@corvexcap.com

Joanna Rose

Related

(212) 801-3902

jrose@related.com

INVESTORS:

Edward McCarthy / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550

*	See the following slide:

Sam Zell's Unrivaled Track Record for Value Creation

Cumulative RMR fees since 1997: $791 million(2)
ELS: 574%
EQR: 422%
EOP: 368%
CWH: 7%
Total return
Cumulative RMR Fees (millions)
800%
700%
600%
500%
400%
300%
200%
100%
0%
(100%)
$800
$700
$600
$500
$400
$300
$200
$100
$0
($100)
1997
2000
2003
2006
2009
2012
CWH (1)
EOP
EQR
ELS
Cumulative RMR (2) Fees

RELATED CORVEX

Sam Zell’s Unrivaled Track Record for Value Creation
Total Return Performance – Zell-Chaired REITs vs. CWH vs. RMR Fees
800% 700% 600% 500% 400% 300% 200% 100% 0% (100%)
Cumulative total returns
Zell-Chaired REITs
CWH
Variance
Timeframe
ELS: 574%
EQR:422%
CWH:7%
EOP 368% 103% (265%) 7/7/1997 - 2/9/2007
EQR 422% 7% (415%) 7/7/1997 - 2/25/2013
ELS 574% 7% (567%) 7/7/1997 - 2/25/2013
Cumulative RMR fees since 1997: $791 million(2)
$800 $700 $600 $500 $400 $300 $200 $100 $0
($100)
EOP: 368% 1997 2000 2003 2006 2009 2012
(1) (2) CWH EOP EQR ELS Cumulative RMR
Fees
(1) Total returns through February 25, 2013, the day prior to Related and Corvex’s initial 13-D filing.
(2) 2013 RMR fees reflected annualized YTD 9/30/2013 figures. Q3 2013 RMR fees include fees paid by SIR to make the figure comparable to historically disclosed figures.
Sources: Company filings, SNL
Cumulative RMR Fees (millions)
Total return